CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

Landbay Inc

Under Section 805 of the Business Corporation Law

FIRST : The name of the corporation is:

Landbay Inc

If the name of the corporation has been changed, the name under which it was formed is: **N/A**

SECOND : The date of filing of the certificate of incorporation with the Department of State is: **01/28/2016**

THIRD : The amendment effected by this certificate of amendment is as follow:

The corporation is currently authorized to issue 100,000,000 shares of class A common stock with a par value of $0.001, of which 30,000,000 shares are issued and 70,000,000 shares are unissued, and 20,000,0000 shares of preferred stock with a par value of $0.001, all of which are unissued. Paragraph FOURTH relating to the corporation's authorized shares is hereby amended to reduce the number of shares of class A common stock from 100,000,000 shares to 30,000,000 shares by canceling 70,000,000 shares of class A common stock, all of which are unissued, and canceling 20,000,000 shares of preferred stock, all of which are unissued. Paragraph FOURTH shall read in its entirety as follows:

"FOURTH: The total number of shares of stock the corporation shall have the authority to issue is as follows: 30,000,000 shares of class A common stock, par value $0.001."

FOURTH: The certificate of amendment was authorized by:

[**X**] The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

[ ] The vote of the board of director followed by the unanimous written consent of the holders of all outstanding shares.

Xiaowei Jin, President

Filed with the NYS Department of State on 03/21/2024
Filing Number: 240322002207 DOS ID: 4887579

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Landbay Inc

(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name and Mailing Address:

Xiaowei Jin

Name:

Landbay Inc

Company, if Applicable:

36-25 Main Street

Mailing Address:

Flushing, NY 11354

City, State and Zip Code:

NOTES:

1. The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State's website at www.dos.ny.gov.
2. This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3. The Department of State recommends that all documents be prepared under the guidance of an attorney.
4. The certificate must be submitted with a **$60** filing fee.

For Office Use Only

Filed with the NYS Department of State on 03/21/2024
Filing Number: 240322002207 DOS ID: 4887579